Exhibit 99.2
Second Quarter 2025 Financial Results
August 11, 2025

Telos Corporation Rapidly Scales Major Programs in the Second Quarter of 2025;
Delivers Substantial Year-Over-Year Growth in Revenue, Gross Profit and Cash Flow;
Forecasts Accelerating Growth in the Third Quarter and Positive Cash Flow for Full Year;
Resumes Share Repurchases

Financial Summary
•Revenue Above Guidance: Delivered $36.0 million of Revenue, including $32.5 million or 90.3% from Security Solutions.
•Substantial Growth: Revenue grew 26.2% year-over-year, driven by 81.8% growth in Security Solutions primarily due to:
◦Rapid scaling of the Defense Manpower Data Center (DMDC) program towards full operational capacity.
◦Significant rollout of additional TSA PreCheck® enrollment locations; Increased number of locations from 56 at the end of the second quarter of 2024 to 357 at the end of the second quarter of 2025; 415 locations are open today.
•Healthy Gross Margins: GAAP Gross Margin was 33.2%, contracting 89 bps year-over-year primarily due to revenue mix; Cash Gross Margin1 was 38.4%.
•Strong Operating Leverage: GAAP Net Loss was $9.5 million; Adjusted EBITDA1 increased $3.3 million year-over-year to $0.4 million. Due to significant year-over-year growth in Revenue and Cash Gross Profit1, combined with lower Adjusted Operating Expenses1, year-over-year Incremental Adjusted EBITDA Margin1 was 44.4% in the second quarter and 71.0% in the first half.
•Robust Cash Flow Margins: Cash Flow from Operations was $7.0 million or 19.3% of Revenue and Free Cash Flow1 was $4.6 million or 12.9%1 of Revenue in the second quarter. Cash Flow from Operations was $13.1 million or 19.6% of Revenue and Free Cash Flow1 was $8.4 million or 12.6%1 of Revenue in the first half.
•Resumed Share Repurchases: Deployed $4.0 million to repurchase approximately 1.5 million shares at a weighted average price of $2.69 per share.
Outlook
•Third Quarter Guidance: Forecasts 85% to 98% year-over-year revenue growth, Revenues of $44 million - $47 million, and Adjusted EBITDA2 of $4.0 million to $5.7 million.
•Full Year Outlook: Forecasts significant year-over-year improvements in Revenue and Adjusted EBITDA, and positive cash flow.

1 Cash Gross Margin, Cash Gross Profit, Adjusted Operating Expenses, Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Margin are non-GAAP financial measures. Refer to “Non- GAAP Financial Measures” below.
2Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided a reconciliation to the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, reconciliation of forward-looking Adjusted EBITDA is not available without unreasonable effort.

Second Quarter 2025 Financial Highlights
	Three Months Ended
	June 30, 2025	June 30, 2024

	(amounts in millions, except per share data)
Revenue	$36.0	$28.5
Gross Profit	$11.9	$9.7
Gross Margin	33.2%	34.1%
Adjusted Gross Profit [1]	$12.1	$9.9
Adjusted Gross Margin [1]	33.6%	34.9%
Cash Gross Profit [1]	$13.8	$12.0
Cash Gross Margin [1]	38.4%	42.0%
GAAP Net Loss	$(9.5)	$(7.8)
Adjusted Net Loss [1]	$(2.3)	$(6.6)
EBITDA[1]	$(7.4)	$(5.2)
Adjusted EBITDA [1]	$0.4	$(2.9)
Adjusted EBITDA Margin [1]	1.1%	(10.3%)
GAAP EPS	$(0.13)	$(0.11)
Adjusted EPS [1]	$(0.03)	$(0.09)
Weighted-average Shares of Common Stock Outstanding, basic	73.2	72.0
Cash Flow from Operations	$7.0	$(8.0)
Free Cash Flow [1]	$4.6	$(11.3)
Free Cash Flow Margin[1]	12.9%	(39.8%)
1 Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Net Loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, and Free Cash Flow Margin are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.
Forward-Looking Statements
This summary contains forward-looking statements, including all of the information set forth in the “Outlook” section, which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024, and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this summary. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted Earnings Per Share ("EPS"), Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin are useful in evaluating our operating and cash flow performance. We believe that this non-GAAP financial information, when taken collectively with our GAAP results, may be helpful to readers of our financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.
Telos believes that EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS, Cash Operating Expenses, and Adjusted Operating Expenses provide the Board of Directors, management and investors with a clear representation of the Company’s core operating performance and trends, provide greater visibility into the long-term financial performance of the Company, and eliminate the impact of items that do not relate to the ongoing operating performance of the business. Further, Adjusted EBITDA is used by the Board of Directors and management to prepare and approve the Company’s annual budget, and to evaluate the performance of certain management personnel when determining incentive compensation. Adjusted Gross Profit, Cash Gross Profit, Adjusted Gross Margin and Cash Gross Margin provide management and investors a clear representation of the core economics of gross profit and gross margin without the impact of non-cash expenses and sunk costs expended. Telos uses Free Cash Flow and Free Cash Flow Margin to understand the cash flows that directly correspond with our operations and the investments the Company must make in those operations, using a methodology that combines operating cash flows and capital expenditures. Further, Free Cash Flow may be useful to management and investors in evaluating the Company's operating and cash flow performance and liquidity, and the Board of Directors uses this measure to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating and cash performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin are supplemental measures of operating and cash flow performance that are not made under GAAP and do not represent, and should not be considered as an alternative to gross profit, gross margin, net (loss) income, earnings per share, operating expenses or net cash flows (used in) provided by operating activities, as determined by GAAP.
The Company defines EBITDA as net (loss) income, adjusted for non-operating (income) expense, interest expense, provision for (benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense, impairment loss on intangible assets, and restructuring expenses (adjustments). The Company defines EBITDA Margin, as EBITDA as a percentage of total revenue. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Incremental Adjusted EBITDA as the net change between current and prior year Adjusted EBITDA. The Company defines Incremental Adjusted EBITDA Margin as Incremental Adjusted EBITDA as a percentage of the net change between current and prior year total revenue. The Company defines Adjusted Net Loss as net (loss) income, adjusted for non-operating (income) expense, stock-based compensation expense, impairment loss on intangible assets, and restructuring expenses (adjustments). The Company defines Adjusted EPS as Adjusted Net Loss divided by the weighted-average number of common shares outstanding for the period. The Company defines Adjusted Gross Profit as gross profit, plus stock-based compensation expense, impairment loss on intangible assets, and restructuring expenses charged under cost of sales. The Company defines Adjusted Gross Margin as a Adjusted Gross Profit as a percentage of total revenue. The Company defines Cash Gross Profit as Adjusted Gross Profit, plus depreciation and amortization. The Company defines Cash Gross Margin as Cash Gross Profit as a percentage of total revenue. The Company defines Adjusted Operating Expenses as operating expenses, adjusted for stock-based compensation expenses and restructuring expenses (adjustments). The Company defines Cash Operating Expenses as Adjusted Operating Expenses, adjusted for depreciation and amortization, and capitalized software development costs. Free Cash Flow is defined as net cash (used in) provided by operating activities, less net purchases of property and equipment, and capitalized software development costs. The Company defines Free Cash Flow Margin as Free Cash Flow as a percentage of total revenue.

EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow, and Free Cash Flow Margin each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, each of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash and non-cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow, nor Free Cash Flow Margin should be considered as a replacement for gross profit, gross margin, net (loss) income, earnings per share, operating expenses, net cash flows (used in) provided by operating activities, or operating cash flow margin as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.
About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.
Media:
media@telos.com
Investors:
InvestorRelations@telos.com

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

	(in thousands, except per share amounts)
Revenue – Security Solutions	$32,474	$17,867	$58,292	$36,507
Revenue – Secure Networks	3,494	10,631	8,292	21,610
Total revenue	35,968	28,498	66,584	58,117
Cost of sales – Security Solutions (excluding depreciation and amortization)	19,462	8,565	32,719	17,304
Cost of sales – Secure Networks (excluding depreciation and amortization)	2,859	8,187	6,533	16,828
Depreciation and amortization	1,715	2,039	3,218	3,317
Total cost of sales	24,036	18,791	42,470	37,449
Gross profit	11,932	9,707	24,114	20,668
Operating expenses:
Research and development expenses	1,512	1,459	3,083	4,629
Selling, general and administrative expenses	20,303	16,892	39,936	33,121
Total operating expenses	21,815	18,351	43,019	37,750
Operating loss	(9,883)	(8,644)	(18,905)	(17,082)
Other income	553	1,064	1,114	2,316
Interest expense	(141)	(160)	(288)	(335)
Loss before income taxes	(9,471)	(7,740)	(18,079)	(15,101)
Provision for income taxes	(46)	(17)	(42)	(34)
Net loss	$(9,517)	$(7,757)	$(18,121)	$(15,135)

Net loss per share:
Basic	$(0.13)	$(0.11)	$(0.25)	$(0.21)
Diluted	$(0.13)	$(0.11)	$(0.25)	$(0.21)

Weighted-average shares outstanding:
Basic	73,163	72,017	72,940	71,323
Diluted	73,163	72,017	72,940	71,323

TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2025	December 31, 2024

	(in thousands, except per share amount and share data)
Assets:
Cash and cash equivalents	$56,998	$54,578
Accounts receivable, net	19,105	19,172
Inventories, net	4,176	1,783
Prepaid expenses	15,772	15,092
Deferred program expenses	5,860	—
Other current assets	865	793
Total current assets	102,776	91,418
Property and equipment, net	3,477	4,283
Finance lease right-of-use assets, net	4,781	5,391
Operating lease right-of-use assets, net	518	622
Goodwill	17,922	17,922
Intangible assets, net	31,568	30,410
Other assets	4,000	8,189
Total assets	$165,042	$158,235
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and other accrued liabilities	$13,375	$4,300
Accrued compensation and benefits	8,636	7,608
Contract liabilities	12,951	6,838
Finance lease obligations – current portion	1,954	1,877
Operating lease obligations – current portion	220	210
Other current liabilities	1,597	1,302
Total current liabilities	38,733	22,135
Finance lease obligations – non-current portion	6,650	7,641
Operating lease obligations – non-current portion	305	418
Deferred income taxes	840	813
Other liabilities	101	91
Total liabilities	46,629	31,098
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 72,441,668 shares and 72,514,652 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	111	111
Additional paid-in capital	463,816	454,502
Accumulated other comprehensive loss	(46)	(129)
Accumulated deficit	(345,468)	(327,347)
Total stockholders’ equity	118,413	127,137
Total liabilities and stockholders’ equity	$165,042	$158,235

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

	(in thousands)
Cash flows from operating activities:
Net loss	$(9,517)	$(7,757)	$(18,121)	$(15,135)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation	7,757	2,219	14,805	5,203
Depreciation and amortization	2,509	3,491	4,845	6,620
Deferred income tax provision	31	12	27	24
Recovery from doubtful accounts	(15)	(73)	(20)	(32)
Amortization of debt issuance costs	18	18	35	35
Changes in other operating assets and liabilities:	—	—	—	—
Accounts receivable	(341)	1,575	86	13,278
Inventories	(1,373)	95	(1,079)	51
Prepaid expenses, deferred program expenses, other current assets, other assets	(4,655)	(2,623)	(1,933)	(2,794)
Accounts payable and other accrued payables	5,959	(1,214)	7,496	(7,763)
Accrued compensation and benefits	226	(2,913)	601	(5,967)
Contract liabilities	6,207	(210)	6,114	(944)
Other current liabilities	144	(610)	200	(916)
Net cash provided by (used in) operating activities	6,950	(7,990)	13,056	(8,340)
Cash flows from investing activities:
Capitalized software development costs	(2,187)	(3,113)	(4,401)	(6,315)
Purchases of property and equipment	(134)	(235)	(257)	(332)
Purchase of investment	—	(2,150)	—	(3,000)
Net cash used in investing activities	(2,321)	(5,498)	(4,658)	(9,647)
Cash flows from financing activities:
Payments under finance lease obligations	(462)	(426)	(914)	(842)
Payment of tax withholding related to net share settlement of equity awards	(958)	—	(1,062)	(430)
Proceeds from exercise of stock options	—	104	—	104
Repurchases of common stock	(4,002)	—	(4,002)	—
Net cash used in financing activities	(5,422)	(322)	(5,978)	(1,168)
Net change in cash, cash equivalents, and restricted cash	(793)	(13,810)	2,420	(19,155)
Cash, cash equivalents, and restricted cash, beginning of period	57,930	94,051	54,717	99,396
Cash, cash equivalents, and restricted cash, end of period	$57,137	$80,241	$57,137	$80,241

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA; Net Loss Margin to EBITDA Margin and Adjusted EBITDA Margin; Incremental Net Loss and Net Loss Margin to Incremental Adjusted EBITDA and Incremental Adjusted EBITDA Margin
	For the Three Months Ended						For the Six Months Ended
	June 30, 2025		June 30, 2024		Year-over-Year Change		June 30, 2025		June 30, 2024		Year-over-Year Change
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

Net loss	$(9,517)	(26.5%)	$(7,757)	(27.2%)	$(1,760)	(23.6%)	$(18,121)	(27.2%)	$(15,135)	(26.0%)	$(2,986)	(35.3%)
Other income	(553)	(1.5%)	(1,064)	(3.7%)	511	6.8%	(1,114)	(1.7%)	(2,316)	(4.0%)	1,202	14.2%
Interest expense	141	0.4%	160	0.5%	(19)	(0.3%)	288	0.4%	335	0.5%	(47)	(0.6%)
Provision for income taxes	46	0.1%	17	0.1%	29	0.4%	42	0.1%	34	0.1%	8	0.1%
Depreciation and amortization	2,509	7.0%	3,491	12.2%	(982)	(13.1%)	4,845	7.3%	6,620	11.4%	(1,775)	(21.0%)
EBITDA (Non-GAAP)	(7,374)	(20.5%)	(5,153)	(18.1%)	(2,221)	(29.7%)	(14,060)	(21.1%)	(10,462)	(18.0%)	(3,598)	(42.5%)
Stock-based compensation expense (1)	7,757	21.6%	2,219	7.8%	5,538	74.1%	14,805	22.2%	5,203	8.9%	9,602	113.4%
Restructuring (adjustments) expenses (2)	—	— %	—	— %	—	— %	—	— %	(10)	— %	10	0.1%
Adjusted EBITDA (Non-GAAP)	$383	1.1%	$(2,934)	(10.3%)	$3,317	44.4%	$745	1.1%	$(5,269)	(9.1%)	$6,014	71.0%
Total revenues	$35,968		$28,498		$7,470		$66,584		$58,117		$8,467
(1) The stock-based compensation expense to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $6.8 million and $12.3 million for the three and six months ended June 30, 2025, respectively, and $2.4 million and $4.1 million, for the three and six months ended June 30, 2024, respectively. Stock-based compensation (adjustments) expense from other sources was $1.0 million and $2.5 million for the three and six months ended June 30, 2025, respectively, and $(0.2) million and $1.1 million for the three and six months ended June 30, 2024, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, the Company has the discretion to determine whether this compensation will ultimately be paid in stock or cash up until the date at which it is paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted EBITDA.
(2) The restructuring (adjustments) expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Net Loss to Adjusted Net Loss; EPS to Adjusted EPS
	For the Three Months Ended				For the Six Months Ended
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
	Adjusted Net Loss	Adjusted Earnings Per Share	Adjusted Net Loss	Adjusted Earnings Per Share	Adjusted Net Loss	Adjusted Earnings Per Share	Adjusted Net Loss	Adjusted Earnings Per Share

	(in thousands, except per share data)
Net loss	$(9,517)	$(0.13)	$(7,757)	$(0.11)	$(18,121)	$(0.25)	$(15,135)	$(0.21)
Adjustments:
Other income	(553)	(0.01)	(1,064)	(0.01)	(1,114)	(0.01)	(2,316)	(0.03)
Stock-based compensation expense (1)	7,757	0.11	2,219	0.03	14,805	0.20	5,203	0.07
Restructuring (adjustments) expenses (2)	—	—	—	—	—	—	(10)	—
Adjusted net loss (Non-GAAP)	$(2,313)	$(0.03)	$(6,602)	$(0.09)	$(4,430)	$(0.06)	$(12,258)	$(0.17)
Weighted-average shares of common stock outstanding, basic	73,163		72,017		72,940		71,323
(1) The stock-based compensation expense to net loss is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $6.8 million and $12.3 million for the three and six months ended June 30, 2025, respectively, and $2.4 million and $4.1 million for the three and six months ended June 30, 2024, respectively. Stock-based compensation (adjustments) expense from other sources was $1.0 million and $2.5 million for the three and six months ended June 30, 2025, respectively and $(0.2) million and $1.1 million for the three and six months ended June 30, 2024, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, the Company has the discretion to determine whether this compensation will ultimately be paid in stock or cash up until the date at which it is paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted Net (Loss) Income.
(2) The restructuring (adjustments) expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Gross Profit to Adjusted Gross Profit and Cash Gross Profit; Gross Margin to Adjusted Gross Margin and Cash Gross Margin
	For the Three Months Ended				For the Six Months Ended
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Gross profit	$11,932	33.2%	$9,707	34.1%	$24,114	36.2%	$20,668	35.6%
Adjustments:
Stock-based compensation expense — cost of sales	149	0.4%	228	0.8%	339	0.5%	485	0.8%
Adjusted gross profit (Non-GAAP)	12,081	33.6%	9,935	34.9%	24,453	36.7%	21,153	36.4%
Depreciation and amortization — cost of sales	1,715	4.8%	2,039	7.1%	3,218	4.9%	3,317	5.7%
Cash gross profit (Non-GAAP)	$13,796	38.4%	$11,974	42.0%	$27,671	41.6%	$24,470	42.1%

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow and Free Cash Flow Margin
	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

	(in thousands)
Net cash provided by (used in) operating activities	$6,950	$(7,990)	$13,056	$(8,340)
Adjustments:
Capitalized software development costs	(2,187)	(3,113)	(4,401)	(6,315)
Purchases of property and equipment	(134)	(235)	(257)	(332)
Free cash flow (Non-GAAP)	$4,629	$(11,338)	$8,398	$(14,987)

Revenue	$35,968	$28,498	$66,584	$58,117

Operating cash flow margin	19.3%	(28.0%)	19.6%	(14.4%)
Free cash flow margin (Non-GAAP)	12.9%	(39.8%)	12.6%	(25.8%)

Reconciliation of Operating Expenses to Adjusted Operating Expenses and Cash Operating Expenses
	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

	(in thousands)
Operating expenses	$21,815	$18,351	$43,019	$37,750
Adjustments:
Stock-based compensation expense	(7,608)	(1,991)	(14,466)	(4,718)
Restructuring adjustments	—	—	—	10
Adjusted operating expenses (Non-GAAP)	14,207	16,360	28,553	33,042
Depreciation and amortization	(794)	(1,452)	(1,627)	(3,303)
Software R&D capitalized costs	2,149	3,114	4,419	6,140
Cash operating expenses (Non-GAAP)	$15,562	$18,022	$31,345	$35,879